Exhibit 99

KANA REPORTS RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2004

MENLO PARK, Calif. - July 22, 2004 - KANA® (NASDAQ: KANA), a leading provider of Service Resolution Management (SRM) solutions, today announced its results for the quarter ended June 30, 2004.

Revenues in the second quarter of 2004 were $9.6 million. Revenues in the second quarter of 2003 were $12.1 million. Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $6.4 million or $0.22 per share for the second quarter of 2004, compared to a net loss of $9.9 million or $0.43 per share in the second quarter of 2003. The Company's cash and short-term investments totaled $27.1 million at June 30, 2004. At the time of KANA's press release dated July 6, maintenance revenues and therefore total revenues, were expected to be approximately $1 million higher due to an expected amendment to a fixed fee contract which would have impacted maintenance revenue during the second quarter of 2004. Instead, KANA will continue to recognize this revenue over the next seven quarters as previously disclosed in its most recent 10- K.

"Anticipated deals did not close due to cautious enterprise purchasing associated with the difficult economic environment, especially as it relates to CRM spending. Our top priorities for the third and fourth quarters of 2004 is to focus on closing deals, continuing to build the pipeline with our integrator partners, and improving our operating results," stated Chuck Bay, CEO of KANA.

KANA also announced that it will be retaining new auditors. PricewaterhouseCoopers LLP ("PWC"), the company's current auditors, will be resigning from the account after reviewing KANA's Form 10-Q, which is expected to be filed in mid August. PWC will continue to provide tax services to KANA.

Quarterly Conference Call

KANA Software, Inc. will hold its second quarter 2004 earnings conference call on Thursday, July 22, 2004 at 1:45 p.m. (PDT) / 4:45 p.m. (EDT). Investors are invited to listen to KANA's quarterly conference call on the investor relations section of the Web site at www.kana.com A replay of the Web cast will also be available at www.kana.com for a week following the completion of the call.

About KANA

KANA is a leading provider of Service Resolution Management (SRM) solutions that improve customer satisfaction, reduce service costs, and increase revenues. KANA's award-winning suite of customer service solutions for assisted, self, and proactive service enables companies to resolve customer requests quickly and accurately across multiple channels. Built on the industry's most advanced web architecture, KANA's solutions are in use at more than half of the world's largest 100 companies. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA's forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA's expected revenue, operating results, cash flows, long-term success, new business and market position. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA's products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA's history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

# # #

NOTE: KANA and KANA iCARE are registered trademarks of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

KANA SOFTWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

                                                           June 30,   December 31,
                                                             2004         2003
                                                         -----------  -----------
ASSETS
Current assets:
 Cash and short-term investments....................... $    27,068  $    32,956
 Accounts receivable, net..............................       3,598        7,908
 Prepaid expenses and other current assets.............       2,996        3,527
                                                         -----------  -----------
   Total current assets................................      33,662       44,391
Restricted cash........................................         202          461
Property and equipment, net............................      12,810       15,435
Intangible assets, principally goodwill................       8,971        7,448
Other assets...........................................       2,126        2,143
                                                         -----------  -----------
    Total assets....................................... $    57,771  $    69,878
                                                         ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable......................................... $     3,427  $     3,427
 Accounts payable......................................       4,185        2,238
 Accrued liabilities...................................       9,581       10,678
 Accrued restructuring costs...........................       2,761        3,336
 Deferred revenue......................................      17,890       20,544
                                                         -----------  -----------
  Total current liabilities............................      37,844       40,223
Deferred revenue, less current portion.................       1,122        1,265
Accrued restructuring, less current portion............       5,616        6,858
                                                         -----------  -----------
    Total liabilities..................................      44,582       48,346
Total stockholders' equity.............................      13,189       21,532
                                                         -----------  -----------
    Total liabilities and stockholders' equity......... $    57,771  $    69,878
                                                         ===========  ===========

KANA SOFTWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                                          Three Months Ended      Six Months Ended
                                                               June 30,              June 30,
                                                        --------------------  --------------------
                                                           2004       2003       2004       2003
                                                        ---------  ---------  ---------  ---------
Revenues:
   License............................................ $   1,049  $   3,183  $   5,632  $  12,534
   Maintenance........................................     7,769      7,912     15,531     15,727
   Professional services..............................       794        960      1,704      1,903
                                                        ---------  ---------  ---------  ---------
Total revenues........................................     9,612     12,055     22,867     30,164
                                                        ---------  ---------  ---------  ---------
Cost of revenues:
   License............................................       219        507      1,005      1,425
   Maintenance........................................     1,369      1,493      2,770      2,784
   Professional services..............................       955      1,215      2,111      2,286
                                                        ---------  ---------  ---------  ---------
Total cost of revenues................................     2,543      3,215      5,886      6,495
                                                        ---------  ---------  ---------  ---------
Gross profit .........................................     7,069      8,840     16,981     23,669
                                                        ---------  ---------  ---------  ---------
Operating expenses:
   Sales and marketing................................     5,897      7,887     12,350     15,324
   Research and development...........................     5,078      5,943     10,062     12,023
   General and administrative.........................     2,181      2,941      4,197      5,576
   Amortization of intangible assets and
     stock-based compensation.........................       394      1,931        956      4,518
                                                        ---------  ---------  ---------  ---------
Total operating expenses..............................    13,550     18,702     27,565     37,441
                                                        ---------  ---------  ---------  ---------
Operating loss........................................    (6,481)    (9,862)   (10,584)   (13,772)
Other income, net.....................................        75         17        158        107
Income tax expense....................................        (9)       (49)       (75)       (94)
                                                        ---------  ---------  ---------  ---------
Net income (loss)..................................... $  (6,415) $  (9,894) $ (10,501) $ (13,759)
                                                        =========  =========  =========  =========

Basic and diluted net loss per share.................. $   (0.22) $   (0.43) $   (0.36) $   (0.60)
                                                        =========  =========  =========  =========

Shares used in computing basic
  and diluted net income (loss) per share.............    28,939     23,201     28,790     23,088

Contact Information:
Jessica Hohn
KANA
508/598-3356
jhohn@kana.com

Carolyn Bass
Market Street Partners
415/445-3232
carolyn@marketstreetpartners.com

Stephanie Beagan
PAN Communications
978/474-1900
kana@pancomm.com